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                                EXHIBIT (23)(B)
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 14, 1996 appearing on page 10 of The JPM Company's Annual Report on Form 10-K for the year ended September 30, 1996.







/s/ PRICE WATERHOUSE LLP

Philadelphia, PA

March 28, 1997